Exhibit 10.1

SECOND AMENDMENT TO COMBINED CREDIT AGREEMENTS

THIS SECOND AMENDMENT TO COMBINED CREDIT AGREEMENTS, dated as of May 24, 2007 (this “Amendment”), is by and among STORM CAT ENERGY CORPORATION, a company incorporated under the laws of the Province of British Columbia, Canada (the “Canadian Borrower”), STORM CAT ENERGY (USA) CORPORATION, a Colorado corporation (the “U.S. Borrower”), JPMORGAN CHASE BANK, N.A., as Global Administrative Agent (in such capacity, the “Global Administrative Agent”) and the sole financial institution a party to the U.S. Credit Agreement as a Lender thereunder (in such capacity, the “U.S. Lender”), JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”) and the sole financial institution a party to the Canadian Credit Agreement as a Lender thereunder (in such capacity, the “Canadian Lender,” and together with the U.S. Lender, the “Combined Lenders”).

W I T N E S S E T H:

1.             The U.S. Borrower, the Canadian Borrower (as the parent entity of the U.S. Borrower), the Global Administrative Agent, and the U.S. Lender are parties to that certain Credit Agreement dated as of July 28, 2006 (as previously amended, the “U.S. Credit Agreement”), pursuant to which the U.S. Lender agreed to make loans to, and extensions of credit on behalf of, the U.S. Borrower.

2.             The Canadian Borrower, the Global Administrative Agent, the Canadian Administrative Agent, and the Canadian Lender are parties to that certain Credit Agreement dated as of July 28, 2006 (as previously amended, the “Canadian Credit Agreement,” and together with the U.S. Credit Agreement, the “Combined Credit Agreements”), pursuant to which the Canadian Lender agreed to make loans to, and extensions of credit on behalf of, the Canadian Borrower.

3.             The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements as follows:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

I.              Amendments to U.S. Credit Agreement.

A.            Section 1.1 of the U.S. Credit Agreement is hereby amended by inserting the following definitions to such Section:

“Conforming Credit Criteria” means the credit standards and other criteria customarily applied by the Global Administrative Agent and Combined Lenders in the determination of credit limitations for companies similar to the Loan Parties.

“Conforming Global Borrowing Base” means the “Conforming Global Borrowing Base” as determined from time to time prior to March 31, 2008 pursuant to Section 2.7 based on the Global Administrative Agent’s application of Conforming Credit Criteria.

“Conforming U.S. Borrowing Base” means the “Conforming U.S. Borrowing Base” as determined from time to time prior to March 31, 2008 pursuant to Section 2.7 based on the Global Administrative Agent’s application of Conforming Credit Criteria.

“Second Amendment” means the Second Amendment to Combined Credit Agreements dated as of May 24, 2007, by and among Borrower, Canadian Borrower, Global Administrative Agent, Canadian Administrative Agent, Lenders and Canadian Lenders.

“Total Senior Debt” means Total Funded Debt less any Permitted Subordinated Debt issued and outstanding.

B.            The definitions of “Applicable Rate,” “Global Borrowing Base,” “Global Borrowing Base Utilization Percentage,” “Loan Value” and “U.S. Borrowing Base” contained in Section 1.1 of the U.S. Credit Agreement are hereby amended to read in full as follows:

“Applicable Rate” means, for any day and with respect to any Eurodollar Loans, any ABR Loans or any Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below in the Global Borrowing Base Utilization Grid with respect to “Eurodollar Loans,” “ABR Loans” or “Commitment Fees,” as the case may be, based on the Global Borrowing Base Utilization Percentage then in effect on such date:

Global Borrowing Base Utilization Grid
Global	<50%	≥50%	≥75%	≥90%	>100%	≥112.5%	≥125%	≥137.5%	≥150%
Borrowing Base Utilization Percentage:		<75%	<90%	<100%	<112.5%	<125%	<137.5%	<150%

Eurodollar Loans:	1.250%	1.500%	1.750%	2.000%	2.500%	2.750%	3.000%	3.500%	4.00%

ABR Loans:	0%	0%	0.250%	0.500%	1.000%	1.250%	1.500%	2.000%	2.500%

Commitment Fees:	0.300%	0.375%	0.375%	0.500%	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Global Borrowing Base” means the “Global Borrowing Base” as determined from time to time pursuant to Section 2.7.  From and after March 31, 2008, the Global Borrowing Base shall be, and shall be in an amount equal to, the Conforming Global Borrowing Base.

“Global Borrowing Base Utilization Percentage” means, at any time of determination, an amount (expressed as a percentage) equal to the quotient of (a) the Combined Credit Exposure divided by (b) (i) from the Effective Date (as defined in the Second

Amendment) until March 31, 2008, the Conforming Global Borrowing Base, and (ii) from and after March 31, 2008, the Global Borrowing Base.

“Loan Value” means, with respect to the Borrowing Base Properties, the value which the Global Administrative Agent, in its sole discretion, attributes to the Borrowing Base Properties (or a particular Borrowing Base Property) in its calculation of the Global Borrowing Base, U.S. Borrowing Base, Conforming Global Borrowing Base and/or Conforming U.S. Borrowing Base.

“U.S. Borrowing Base” means the “U.S. Borrowing Base” as determined from time to time pursuant to Section 2.7.  From and after March 31, 2008, the U.S. Borrowing Base shall be, and shall be equal to, the Conforming U.S. Borrowing Base.

C.            Section 2.7 of the U.S. Credit Agreement is hereby amended to read in full as follows:

“Section 2.7                   Global Borrowing Base.

(a)           Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U.S. Borrowing Base As Of Second Amendment Effective Date.  During the period from the Effective Date (as defined in the Second Amendment) to the date of the first redetermination thereafter of the Global Borrowing Base, U.S. Borrowing Base, Conforming Global Borrowing Base and Conforming U.S. Borrowing Base pursuant to the provisions of this Section, (i) the amount of the Global Borrowing Base has been determined by the Global Administrative Agent and acknowledged by Borrower and the Canadian Borrower and agreed to by the Combined Lenders to be U.S.$35,000,000, (ii) the amount of the U.S. Borrowing Base has been determined by the Global Administrative Agent and acknowledged by Borrower and agreed to by the Combined Lenders to be U.S. $35,000,000, (iii) the amount of the Conforming Global Borrowing Base has been determined by the Global Administrative Agent and acknowledged by Borrower and the Canadian Borrower and agreed to by the Combined Lenders to be U.S. $20,000,000, and (iv) the amount of the Conforming U.S. Borrowing Base has been determined by the Global Administrative Agent and acknowledged by Borrower and the Canadian Borrower and agreed to by the Combined Lenders to be U.S. $20,000,000.

(b)           Annual Scheduled Determinations of the Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U. S. Borrowing Base. Promptly after January 1 of each calendar year, and in any event prior to March 1st of each calendar year, Borrower shall furnish to the Global Administrative Agent and the Combined Lenders a Reserve Report in form and substance reasonably satisfactory to the Global Administrative Agent, prepared by an Approved Engineer, which Reserve Report shall evaluate as of December 31st of the immediately preceding calendar year (i) the Proven Reserves attributable to the Oil and Gas Properties which Borrower wishes to include in the Global

Borrowing Base, and a projection of the rate of production and net operating income with respect thereto, as of such date, and (ii) the Proven Reserves attributable to the Oil and Gas Properties of Borrower and the U.S. Loan Parties which Borrower wishes to include in the U.S. Borrowing Base, and a projection of the rate of production and net operating income with respect thereto, as of such date, in each case, together with additional data concerning pricing, hedging, operating costs and quantities of production, and other information and engineering and geological data as the Global Administrative Agent or any Combined Lender may reasonably request.  Within 15 days after receipt of such report and information, the Global Administrative Agent shall make an initial determination of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base, and upon such initial determination shall promptly notify the Combined Lenders in writing of the Global Administrative Agent’s initial determination of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base.  The Global Administrative Agent shall make such determination in accordance with its customary practices and standards for oil and gas loans and in the exercise of its sole and reasonable discretion and, with respect to the Conforming Global Borrowing Base and Conforming U.S. Borrowing Base, such determination shall be based on the Global Administrative Agent’s application of Conforming Credit Criteria and shall only be made prior to March 31, 2008.  Within 15 days following their receipt of the proposed amount for the redetermined Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U.S. Borrowing Base, (A) all Combined Lenders (in the case of a proposed increase of the Global Borrowing Base or Conforming Global Borrowing Base) and/or all Lenders (in the case of a proposed increase of the U.S. Borrowing Base or the Conforming U.S. Borrowing Base), or (B) Required Lenders (in the case of a decrease or reaffirmation of the Global Borrowing Base or Conforming Global Borrowing Base) and/or U.S. Required Lenders (in the case of a decrease or reaffirmation of the U.S. Borrowing Base or Conforming U.S. Borrowing Base) shall approve or reject the Global Administrative Agent’s initial determination of the Global Borrowing Base, the Conforming Global Borrowing Base,  the U.S. Borrowing Base and the Conforming U.S. Borrowing Base by written notice to the Global Administrative Agent; provided, however that failure by any Combined Lender to reject in writing the Global Administrative Agent’s determination of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base within such 15-day period shall be deemed an acceptance of such determination by such Combined Lender.  If all of the Combined Lenders (in the case of the Global Borrowing Base or Conforming Global Borrowing Base) or all of the Lenders (in the case of the U.S. Borrowing Base or Conforming U.S. Borrowing Base), or the Required Lenders or U.S. Required Lenders, as applicable, fail to approve any such determination of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base or the Conforming U.S. Borrowing Base made by the Global Administrative Agent hereunder, then the Global

Administrative Agent shall poll the Combined Lenders, Required Lenders or U.S. Required Lenders, as appropriate, and the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base, as applicable, shall be set at the highest amount on which all Combined Lenders (in the case of the Global Borrowing Base or Conforming Global Borrowing Base) or all Lenders (in the case of the U.S. Borrowing Base or Conforming U.S. Borrowing Base) if such number would result in an increase in the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base or the Conforming U.S. Borrowing Base, or otherwise, the Required Lenders or the U.S. Required Lenders, as applicable, can agree, it being understood that a Combined Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Combined Lender to be the appropriate value of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base.  Upon approval or deemed approval by the Combined Lenders, Lenders, Required Lenders or U.S. Required Lenders, as applicable, of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base, the Global Administrative Agent upon notice thereof shall, by written notice to Borrower, Canadian Borrower and the Combined Lenders, designate the new Global Borrowing Base and the Conforming Global Borrowing Base available to Borrower and the Canadian Borrower, and the new U.S. Borrowing Base and Conforming U.S. Borrowing Base available to Borrower, in each case as of April 1st of the applicable calendar year (each such notice in this Section 2.7(b) or Section 2.7(c) below, herein a “Global Borrowing Base Designation Notice”).  Upon receipt of such Global Borrowing Base Designation Notice, Borrower shall designate the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base to the Global Administrative Agent in accordance with Section 2.7(d).

(c)           Semi-Annual and Quarterly Scheduled Determinations of the Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U.S. Borrowing Base.

(i)            In addition, promptly after June 30 of each calendar year, and in any event prior to September 1st of each calendar year, Borrower will make available for review by the Global Administrative Agent a Reserve Report in form and substance reasonably satisfactory to the Global Administrative Agent, prepared by Borrower’s internal petroleum engineers, which Reserve Report shall evaluate as of June 30 of such calendar year (A) the Proven Reserves attributable to the Oil and Gas Properties which Borrower wishes to include in the Global Borrowing Base, and a projection of the rate of production and net operating income with respect thereto, as of such date, and (B) the Proven Reserves attributable to the Oil and Gas Properties of Borrower and the U.S. Loan Parties which Borrower wishes to include in the U.S. Borrowing Base, and a projection of the rate of production and net operating income with respect thereto, as of such date, in each case, together with additional data concerning pricing, hedging, operating costs, and quantities of production, and other information and engineering and geological data as the Global Administrative Agent or any Combined Lender may reasonably request.  The Global Administrative Agent and the Required Lenders (or all Combined Lenders in the case of a proposed increase of the Global Borrowing Base or Conforming Global Borrowing Base), or the Global Administrative Agent and the U.S. Required Lenders (or all Lenders in the case of a proposed increase of the U.S. Borrowing Base or the Conforming U.S. Borrowing Base), as applicable, shall approve and designate the new Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base, as applicable, in each case as of October 1st of the applicable calendar year (and, with respect to the Conforming Global Borrowing Base and Conforming U.S. Borrowing Base, only to the extent prior to March 31, 2008) in accordance with the procedures and standards described in Section 2.7(b) and Borrower shall provide a Global Borrowing Base Allocation Notice to the Global Administrative Agent in accordance with Section 2.7(d).

(ii)           In addition, prior to June 1, 2007 (with respect to the July 1, 2007 redetermination) and December 1, 2007 (with respect to the January 1, 2008 redetermination), Borrower will make available for review by the Global Administrative Agent an Internal Reserve Report or such other updated engineering, production, operating, geological and other information and data, including, without limitation, information and data concerning pricing, hedging, operating costs, and quantities of production, as the Global Administrative Agent or any Combined Lender may reasonably request in connection with the redeterminations provided for in this Section 2.7(c)(ii).  The Global Administrative Agent and the Required Lenders (or all Combined Lenders in the case of a proposed increase of the Global Borrowing Base or Conforming Global Borrowing Base), or the Global Administrative Agent and the U.S. Required Lenders (or all Lenders in the case of a proposed increase of the U.S. Borrowing Base or the Conforming U.S. Borrowing Base), as applicable, shall approve and designate the new Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base, as applicable, in each case as of July 1, 2007 and January 1, 2008 in accordance with the procedures and standards described in Section 2.7(b) and Borrower shall provide a Global Borrowing Base Allocation Notice to the Global Administrative Agent in accordance with Section 2.7(d).

(d)           Allocation of the Global Borrowing Base. The Global Borrowing Base shall be comprised of the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base, and allocations between the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base shall be made in accordance with this Section 2.7(d).

(i)            The “Allocated U.S. Borrowing Base” means, as of any date, the amount in U.S. Dollars designated or determined as such from time to time (A) by Borrower pursuant to a Global Borrowing Base Allocation Notice delivered in accordance with Section 2.7(d)(iii) or (iv) of this Agreement or (B) in accordance with the other provisions of this Agreement.  On the Effective Date (as defined in the Second Amendment), the Allocated U.S. Borrowing Base shall be U.S.$35,000,000.

(ii)           The “Allocated Canadian Borrowing Base” means, as of any date, the Equivalent Amount in U.S. Dollars designated as such from time to time (A) by Borrower pursuant to a Global Borrowing Base Allocation Notice delivered in accordance with Section 2.7(d)(iii) or (iv) of this Agreement or (B) in accordance with the other provisions of this Agreement.  On the Effective Date (as defined in the Second Amendment), the Allocated Canadian Borrowing Base shall be U.S.$0.

(iii)          Upon receipt of the Global Borrowing Base Designation Notice, Borrower shall specify within ten (10) days of its receipt thereof the allocation of the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base by providing a written notice to the Global Administrative Agent of such allocation (each such notice herein a “Global Borrowing Base Allocation Notice”); provided that (A) the sum of the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base shall at all times be equal to the Global Borrowing Base, and (B) the Allocated U.S. Borrowing Base shall never exceed the U.S. Borrowing Base then in effect.  In the event that Borrower fails to provide the Global Administrative Agent with a Global Borrowing Base Allocation Notice within the period required by this Section 2.7(d)(iii), the Global Borrowing Base will be allocated in same proportion as existed prior to such redetermination. Promptly upon the allocation of the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base in accordance with the procedures set forth above, the Global Administrative Agent shall provide a written notice to the Combined Lenders and Borrower, which written notice shall set forth the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base to be in effect.  Any designation of the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base effected pursuant to this Section 2.7(d)(iii) in connection with a determination or redetermination of the Global Borrowing Base or U.S. Borrowing Base shall be effective as of the date of the Global Borrowing Base Designation Notice.

(iv)          Borrower shall have the right to request the Combined Lenders to increase the Allocated U.S. Borrowing Base (but in no event to an amount in excess of the U.S. Borrowing Base then in effect) and decrease the Allocated Canadian Borrowing Base, or to increase the

Allocated Canadian Borrowing Base and decrease the Allocated U.S. Borrowing Base, by providing a written notice to the Global Administrative Agent and the Combined Lenders; provided that Borrower may change the Allocated U.S. Borrowing Base and/or the Allocated Canadian Borrowing Base only one (1) time during any fiscal quarter unless necessary to cure any deficiency as contemplated by Section 2.10(b).  In connection with such increase or decrease, each Combined Lender shall have its share of the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base, as applicable, increased or decreased, as the case may be, by an amount in proportion to its Applicable Percentage (as defined herein, in the case of a Lender, and as defined in the Canadian Credit Agreement, in the case of a Canadian Lender).  The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base shall become effective upon the delivery by the Global Administrative Agent to Borrower and the Combined Lenders of written notice thereof.

(e)           Discretionary Determination of the Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U.S. Borrowing Base.  Each of Borrower and, at the request of the Required Lenders, the Global Administrative Agent, shall have the right to redetermine the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base at any time and from time to time but not more often than one (1) time between any scheduled redetermination (annual or semi-annual) of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base (and, with respect to the Conforming Global Borrowing Base and Conforming U.S. Borrowing Base, only to the extent prior to March 31, 2008).  If either Borrower or, at the request of the Required Lenders, the Global Administrative Agent, shall elect to make a discretionary redetermination of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base pursuant to the provisions of this Section 2.7(e), Borrower shall, within 30 days of receipt of a request therefor from the Global Administrative Agent, deliver to the Global Administrative Agent an Internal Reserve Report or such other updated engineering, production, operating and other data as the Global Administrative Agent or any Combined Lender may reasonably request.  The Global Administrative Agent, the Required Lenders, the Combined Lenders, the U.S. Required Lenders or all Lenders, as applicable, shall approve and designate the new Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U.S. Borrowing Base in accordance with the procedures and standards described in Section 2.7(b) and Borrower shall provide a Global Borrowing Base Allocation Notice to the Global Administrative Agent in accordance with Section 2.7(d)(iii); provided that in the event that Borrower fails to provide such Global Borrowing Base Allocation Notice, the Global Borrowing Base shall be allocated between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base in accordance with Section 2.7(d)(iii).

(f)            General Provisions With Respect to the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base. The determination of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base shall be made by the Global Administrative Agent and the Combined Lenders or the Required Lenders, or the Lenders or the U.S. Required Lenders, as applicable, taking into consideration the estimated value of the Oil and Gas Properties owned by Borrower and the other Loan Parties as reflected in the most recent Reserve Report delivered hereunder and any other relevant information obtained by or delivered to the Global Administrative Agent or any Combined Lender, all in accordance with the other provisions of this Section 2.7 in accordance with their customary practices for oil and gas loans as in effect from time to time and, with respect to the Conforming Global Borrowing Base and Conforming U.S. Borrowing Base, only prior to March 31, 2008 and based on the Global Administrative Agent’s and each Combined Lender’s application of Conforming Credit Criteria.  It is understood by the parties hereto that the Combined Lenders shall have no commitment or obligation whatsoever to increase the Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base or Conforming U.S. Borrowing Base to any amount in excess of U.S.$250,000,000, and nothing herein contained shall be construed to be a commitment by the Combined Lenders to so increase the Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base or Conforming U.S. Borrowing Base.  The Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base or Conforming U.S. Borrowing Base may each be redetermined pursuant to Section 2.7(b) (annual), Section 2.7(c) (semi-annual/quarterly), Section 2.7(e) (discretionary), and Section 2.7(i) (mandatory) and may be adjusted from time to time to give effect to occurrence of asset dispositions under Section 2.7(g).  In connection with any redetermination or adjustment pursuant to any of the foregoing, if the Global Administrative Agent determines that either a Global Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency exists, the Global Administrative Agent shall give written notice thereof to Borrower and the date such notice is received shall be the “Deficiency Notification Date”.

(g)           Adjustment of Global Borrowing Base and Conforming Global Borrowing Base In Connection With Asset Dispositions.  In the event that Borrower sells, transfers or otherwise disposes in one or more transactions any Property pursuant to Section 7.5(f), if the aggregate Loan Value of all such Property so sold, transferred or otherwise disposed of during the period since the most recent redetermination of the Global Borrowing Base shall exceed 5% of the amount of the then current Conforming Global Borrowing Base, then the Global Borrowing Base and Conforming Global Borrowing Base shall be reduced by an amount equal to the Loan Value assigned to such Property in the most recently prepared Reserve Report.  The Global Administrative Agent shall provide notice to Borrower and the Combined Lenders of the reduction in the Global Borrowing Base and Conforming Global Borrowing Base resulting from such disposition, which reduction shall be effective as of the date of such notice.  Any such reduction in the Global Borrowing Base and Conforming Global Borrowing Base shall result in a corresponding reduction in the U.S. Borrowing Base, the Conforming U.S. Borrowing Base and the Allocated U.S. Borrowing Base (to the extent that the Property so sold, transferred or otherwise disposed of is located in the United States) or in the Allocated Canadian Borrowing Base (to the extent that the Property so sold, transferred or otherwise disposed of is located in Canada).

(h)           Maximum Credit.  The Global Borrowing Base shall represent the maximum amount of credit in the form of loans, letters of credit and bankers’ acceptances (subject to the aggregate Combined Commitments and subject to the other provisions hereof or of the Canadian Credit Agreement) that the Combined Lenders will extend to Borrower or Canadian Borrower pursuant to the Combined Loan Documents at any one time prior to the Maturity Date.  The U.S. Borrowing Base shall represent the maximum amount of credit in the form of Loans and Letters of Credit (subject to the aggregate Commitments and subject to the other provisions thereof) that the Lenders will extend to Borrower pursuant to the Loan Documents at any one time prior to the Maturity Date.”

(i)            Mandatory Determination of the Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U.S. Borrowing Base.  In addition to the other redeterminations of the Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U.S. Borrowing Base provided for herein, and notwithstanding anything to the contrary contained herein, effective on and as of March 31, 2008 (i) the Global Borrowing Base shall reduce immediately and automatically to an amount equal to the Conforming Global Borrowing Base then in effect, at which time and continuing thereafter, the Global Borrowing Base shall be in an amount equal to the Conforming Global Borrowing Base, and (ii) the U.S. Borrowing Base shall reduce immediately and automatically to an amount equal to the Conforming U.S. Borrowing Base then in effect, at which time and continuing thereafter, the U.S. Borrowing Base shall be in an amount equal to the Conforming U.S. Borrowing Base.

D.            Section 2.10(b)(i) of the U.S. Credit Agreement is hereby amended to insert the following parenthetical in line two thereof immediately following the term “Global Borrowing Base”:

“(other than a redetermination and reduction of the Global Borrowing Base pursuant to Section 2.7(i))”.

E.             Section 2.10(b)(ii) of the U.S. Credit Agreement is hereby amended to insert the following parenthetical in line two thereof immediately following the term “Global Borrowing Base”:

“(other than a redetermination and reduction of the Global Borrowing Base pursuant to Section 2.7(i))”.

F.             Section 2.10(b)(vi) of the U.S. Credit Agreement is hereby amended to read in full as follows:

“(vi)        in the case of a Global Borrowing Base Deficiency or any U.S. Borrowing Base Deficiency not resulting from a reason described in clauses (i), (ii), (iii) or (iv) above, and except as otherwise set forth in the proviso below in this clause (vi), Borrower will prepay within thirty (30) days the Loans and “Loans” under the Canadian Credit Agreement in an aggregate principal amount equal to such Global Borrowing Base Deficiency or U.S. Borrowing Base Deficiency together, in each case, with unpaid interest thereon accrued to the date of such prepayment and, if after prepaying all such Loans and “Loans” under the Canadian Credit Agreement, a Global Borrowing Base Deficiency remains as a result of any LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.4(i); provided, that, in the case of a Global Borrowing Base Deficiency or any U.S. Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base and U.S. Borrowing Base pursuant to Section 2.7(i), Borrower will repay within one (1) Business Day the Loans and “Loans” under the Canadian Credit Agreement in an aggregate principal amount equal to such Global Borrowing Base Deficiency or U.S. Borrowing Base Deficiency together, in each case, with unpaid interest thereon accrued to the date of such prepayment and, if after prepaying all such Loans and “Loans” under the Canadian Credit Agreement, a Global Borrowing Base Deficiency remains as a result of any LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.4(i).”

G.            Section 5.1(e) of the U.S. Credit Agreement is hereby amended to read in full as follows:

“(e)         By March 1st of each year, a Reserve Report prepared by an Approved Engineer (the “Independent Reserve Report”), by September 1st of each year, a Reserve Report prepared by Borrower, utilizing the customary discount rates and price deck of the Global Administrative Agent and in form and substance acceptable to the Global Administrative Agent (the “Internal Reserve Report”), and by June 1, 2007 and December 1, 2007, an Internal Reserve Report or such other updated engineering and data as provided in Section 2.7(c)(ii);”.

H.            Article V of the U.S. Credit Agreement is hereby amended to insert the following new Section 5.16 thereto which shall read in full as follows:

“Section 5.16         Hedging Agreements.  In connection with each redetermination of the Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base and Conforming U.S. Borrowing on or about July 1,

2007, October 1, 2007, January 1, 2008 and April 1, 2008, in each case pursuant to Section 2.7(b) and Section 2.7(c), as applicable, the Borrower shall have, effective as of each such applicable redetermination date, entered into new Hedging Agreements (in the form of swaps) with Approved Counterparties and (a) without regard to existing Hedging Agreements and only with respect to the additional three (3) month period necessary to maintain compliance with clause (c) below, (b) the notional volumes for which are not less than 80% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties, and (c) which Hedging Agreements shall have a term of three (3) years from each such applicable redetermination date.”

I.              Section 6.1 of the U.S. Credit Agreement is hereby amended to read in full as follows:

“Section 6.1                   Ratio of Total Senior Debt to EBITDA.  As of the end of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2007, Parent will not permit its ratio of Total Senior Debt outstanding to Annualized EBITDA to be greater than (a) for the fiscal quarters ending March 31, 2007 and June 30, 2007, 4.00 to 1.0, and (b) for the fiscal quarter ending September 30, 2007, and for each fiscal quarter thereafter, 3.00 to 1.0.

J.             Section 7.5(f) of the U.S. Credit Agreement is hereby amended to read in full as follows:

“(f)          provided no Event of Default then exists, and provided further that (i) the Combined Credit Exposure of all Combined Lenders does not then exceed the current Conforming Global Borrowing Base, and (ii) the aggregate Credit Exposure of the Lenders does not then exceed the current Conforming U.S. Borrowing Base, the sale, issuance, transfer or other disposition in one or more transactions of Property constituting either Equity Interests in Parent or Restricted Subsidiaries or any Oil and Gas Properties that are given value in the calculation of Present Value or the Global Borrowing Base, as applicable; provided that, with respect to the Oil and Gas Properties only, the aggregate Loan Value of such Oil and Gas Property so sold, transferred or disposed of during the period since the most recent redetermination of the Global Borrowing Base shall not exceed 5% of the amount of the then current Conforming Global Borrowing Base.”

K.            Section 10.2(b)(v) of the U.S. Credit Agreement is hereby amended to read in full as follows:

“(v)         change any of the provisions of this Section 10.2, Section 2.7 (unless a lesser vote is otherwise required pursuant to this Section 10.2), Section 2.10 (unless a lesser vote is otherwise required pursuant to this Section 10.2), or the definition of “Required Lenders,” “U.S. Required Lenders” or any other provision of any Combined Loan Document specifying the number or percentage of Lenders, Canadian Lenders or Combined Lenders required to determine or redetermine the Global Borrowing Base, the Conforming Global Borrowing Base,

the U.S. Borrowing Base, the Conforming U.S. Borrowing Base, the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base or required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Combined Lender,”.

L.             The proviso immediately following Section 10.2(b)(vii) of the U.S. Credit Agreement is hereby amended to read in full as follows:

“provided, further, that no such agreement shall (1) change any provision regarding when determinations of the Global Borrowing Base, the Conforming Global Borrowing Base, the U.S. Borrowing Base and the Conforming U.S. Borrowing Base are required pursuant to Section 2.7, (2) postpone or defer scheduled Global Borrowing Base, Conforming Global Borrowing Base, U.S. Borrowing Base or Conforming U.S. Borrowing Base redeterminations pursuant to Section 2.7, or (3) change any provision regarding remedies for a Global Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency pursuant to Section 2.10, without the written consent of the Required Lenders;”.

II.            Amendments to Canadian Credit Agreement.

A.            Section 1.1 of the Canadian Credit Agreement is hereby amended by inserting the following definitions to such Section:

“Conforming Global Borrowing Base” means the “Conforming Global Borrowing Base” as determined from time to time prior to March 31, 2008 pursuant to Section 2.7 of the U.S. Credit Agreement.

“Conforming U.S. Borrowing Base” means the “Conforming U.S. Borrowing Base” as determined from time to time prior to March 31, 2008 pursuant to Section 2.7 of the U.S. Credit Agreement.

“Second Amendment” means the Second Amendment to Combined Credit Agreements dated as of May 24, 2007, by and among Borrower, U.S. Borrower, Global Administrative Agent, Canadian Administrative Agent, Lenders and U.S. Lenders.

B.            The definition of “Applicable Rate” and “Global Borrowing Base Utilization Percentage” contained in Section 1.1 of the Canadian Credit Agreement is hereby amended to read in full as follows:

“Applicable Rate” means, for any day and with respect to any Eurodollar Loans, any Canadian Prime Loans, any USBR Loans, any Bankers’ Acceptance or any Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below in the Global Borrowing Base Utilization Grid with respect to “Eurodollar Loans,” “Canadian Prime Loans,” “USBR Loans,” “Bankers’ Acceptances Stamping Fee” or “Commitment Fee,” as the case may be, based on the Global Borrowing Base Utilization Percentage then in effect on such date:

Global Borrowing Base Utilization Grid
Global	<50%	≥50%	≥75%	>90%	>100%	≥112.5%	≥125%	≥137.5%	≥150%
Borrowing Base Utilization Percentage:		<75%	<90%	≤100%	<112.5%	<125%	<137.5%	<150%

Eurodollar Loans:	1.250%	1.500%	1.750%	2.000%	2.500%	2.750%	3.000%	3.500%	4.00%

Canadian Prime Loans:	0%	0%	0.250%	0.500%	1.000%	1.250%	1.500%	2.000%	2.500%

USBR Loans	0%	0%	0.250%	0.500%	1.000%	1.250%	1.500%	2.000%	2.500%

Bankers’ Acceptance Stamping Fee	1.250%	1.500%	1.750%	2.000%	2.500%	2.750%	3.000%	3.500%	4.000%

Commitment Fees:	0.300%	0.375%	0.375%	0.500%	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Global Borrowing Base Utilization Percentage” means, at any time of determination, an amount (expressed as a percentage) equal to the quotient of (a) the Combined Credit Exposure divided by (b) (i) from the Effective Date (as defined in the Second Amendment) until March 31, 2008, the Conforming Global Borrowing Base, and (ii) from and after March 31, 2008, the Global Borrowing Base.

C.            Section 2.7(a) of the Canadian Credit Agreement is hereby amended to read in full as follows:

“(a)         Effectiveness.  Notwithstanding anything to the contrary in this Agreement, for so long as any of the Combined Commitments are in effect and/or any Combined Obligation is outstanding, the Global Borrowing Base and Conforming Global Borrowing Base shall each be determined in accordance with and as provided in Section 2.7 of the U.S. Credit Agreement.”

D.            Section 2.10(b)(i) of the Canadian Credit Agreement is hereby amended to insert the following parenthetical in line two thereof immediately following the term “Global Borrowing Base”:

“(other than a redetermination and reduction of the Global Borrowing Base pursuant to Section 2.7(i) of the U.S. Credit Agreement)”.

E.             Section 2.10(b)(ii) of the Canadian Credit Agreement is hereby amended to insert the following parenthetical in line two thereof immediately following the term “Global Borrowing Base”:

“(other than a redetermination and reduction of the Global Borrowing Base pursuant to Section 2.7(i) of the U.S. Credit Agreement)”.

F.             Section 2.10(b)(vi) of the Canadian Credit Agreement is hereby amended to read in full as follows:

“(vi)        in the case of a Global Borrowing Base Deficiency or any Canadian Borrowing Base Deficiency not resulting from a reason described in clauses (i), (ii), (iii) or (iv) above, and except as otherwise set forth in the proviso below in this clause (vi), Borrower will prepay within thirty (30) days the Loans and “Loans” under the U.S. Credit Agreement in an aggregate principal amount equal to such Global Borrowing Base Deficiency or Canadian Borrowing Base Deficiency together, in each case, with unpaid interest thereon accrued to the date of such prepayment and, if after prepaying all such Loans and “Loans” under the U.S. Credit Agreement, a Global Borrowing Base Deficiency remains as a result of any LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.4(i); provided, that, in the case of a Global Borrowing Base Deficiency or any Canadian Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base pursuant to Section 2.7(i) of the U.S. Credit Agreement, Borrower will repay within one (1) Business Day the Loans and “Loans” under the U.S. Credit Agreement in an aggregate principal amount equal to such Global Borrowing Base Deficiency or Canadian Borrowing Base Deficiency together, in each case, with unpaid interest thereon accrued to the date of such prepayment and, if after prepaying all such Loans and “Loans” under the U.S. Credit Agreement, a Global Borrowing Base Deficiency remains as a result of any LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.4(i).”

G.            Section 10.2(b)(v) of the Canadian Credit Agreement is hereby amended to read in full as follows:

“(v)         change any of the provisions of this Section 10.2, Section 2.7 (unless a lesser vote is otherwise required pursuant to this Section 10.2), Section 2.10 (unless a lesser vote is otherwise required pursuant to this Section 10.2), or the definition of “Required Lenders” or any other provision of any Combined Loan Document specifying the number or percentage of Lenders, U.S. Lenders or Combined Lenders required to determine or redetermine the Global Borrowing Base, the Conforming Global Borrowing Base, the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base or required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Combined Lender,”.

III.           Effectiveness.  This Amendment shall become effective as of the date (the “Effective Date”) when (a) the Global Administrative Agent shall have received counterparts hereof duly executed by the U.S. Borrower, the Canadian Borrower, the Global Administrative

Agent, the Canadian Administrative Agent and the Combined Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party), and (b) each other condition precedent set forth below in this Section III shall have been satisfied:

(i)            the U.S. Borrower and Canadian Borrower shall have paid (A) all fees and amounts as U.S. Borrower and Canadian Borrower shall be required to pay to Global Administrative Agent and its Affiliates pursuant to any separate agreement between or among U.S. Borrower, Canadian Borrower, Global Administrative Agent and/or its Affiliates, and (B) all reasonable fees and expenses incurred by Global Administrative Agent in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, all reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to Global Administrative Agent.

(ii)           Global Administrative Agent shall have received such other documents, instruments and agreements as it or any Combined Lender may reasonably request, all in form and substance reasonably satisfactory to Global Administrative Agent and the Combined Lenders.

IV.           Reaffirmation of Representations and Warranties.  To induce the Combined Lenders, the Global Administrative Agent and the Canadian Administrative Agent to enter into this Amendment, the U.S. Borrower and the Canadian Borrower hereby reaffirm, as of the date hereof, the following:

A.            The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the “Combined Loan Parties”) set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

B.            Each of the Combined Loan Parties (a) is a corporation, partnership or limited liability company duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has all corporate, partnership or limited liability company power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, partnership or limited liability company in each jurisdiction where a failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

C.            The execution, delivery and performance of this Amendment and the other Combined Loan Documents by each Combined Loan Party (to the extent each Loan Party is a party to this Agreement and such Loan Documents) (a) are within such Loan Party’s corporate, partnership or limited liability company powers, (b) when executed will be duly authorized by all necessary corporate, partnership or limited liability company action, (c) require no action by or in respect of, or filing with, any Governmental Authority (other than (i) actions or filings pursuant to the Exchange Act and (ii) actions or filings that have been taken or made and are in full force and effect) and (d) do not contravene, or constitute a default under, any provision of applicable Governmental Rule (including, without limitation, Regulation U) or of the articles or certificate of incorporation, bylaws, regulations, partnership agreement or comparable charter documents of any Combined Loan Party or of any agreement, judgment, injunction, order, decree or other instrument (including, without limitation, any Permitted Subordinated Debt Document) binding upon any Combined Loan Party or result in the creation or imposition of any Lien on any Borrowing Base Property or Collateral other than the Liens securing the Combined Obligations.

D.            This Amendment and each of the other Combined Loan Document constitutes, or when executed and delivered will constitute, valid and binding obligations of each Combined Loan Party which is a party thereto, enforceable against each such Combined Loan Party which executes the same in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or similar Governmental Rules affecting creditors’ rights generally, and (b) equitable principles of general applicability (whether enforcement is sought by proceedings at law or in equity).

E.             Neither a Default nor an Event of Default has occurred or will exist under either Combined Credit Agreement after giving effect to the transactions contemplated by this Amendment or the other Combined Loan Documents.  Neither the U.S. Borrower or any of its Subsidiaries nor the Canadian Borrower or any of its Subsidiaries is in default under, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under, any material agreement to which the U.S. Borrower or any of its Subsidiaries or the Canadian Borrower or any of its Subsidiaries is a party or by which the U.S. Borrower or any of its Subsidiaries or the Canadian Borrower or any of its Subsidiaries is bound, which default would reasonably be expected to have a Material Adverse Effect.  The Canadian Borrower and the U.S. Borrower are in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement (as amended by this Amendment).

F.             No event or events have occurred since December 31, 2005 which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

V.            Defined Terms.  Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

VI.           Reaffirmation of Combined Credit Agreements.  This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect.  All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

VII.         Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

NOTWITHSTANDING THE FOREGOING SENTENCE AND AFTER GIVING EFFECT TO THE TEXTUAL AMENDMENTS CONTAINED IN SECTIONS I AND II OF THIS AMENDMENT, (i) THE U.S. CREDIT AGREEMENT (AS AMENDED HEREBY) SHALL CONTINUE TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW SPECIFIED IN SECTION 10.9(a) OF THE U.S. CREDIT AGREEMENT, AND (ii) THE CANADIAN CREDIT AGREEMENT (AS AMENDED HEREBY) SHALL CONTINUE TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW SPECIFIED IN SECTION 10.9(a) OF THE CANADIAN CREDIT AGREEMENT.

VIII.        Severability of Provisions.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IX.           Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy (or other electronic transmission acceptable to the Global Administrative Agent) shall be effective as delivery of a manually executed counterpart of this Amendment.

X.            Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

XI.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the U.S. Borrower nor the Canadian Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Global Administrative Agent, each Issuing Bank and each Combined Lender (and any attempted assignment or transfer by either the U.S. Borrower or the Canadian Borrower without such consent shall be null and void).

XII.         No Oral Agreements.  THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrower, the Combined Lenders, the Global Administrative Agent, and the Canadian Administrative Agent have executed this Amendment as of the date first above written.

U.S. BORROWER

STORM CAT ENERGY (USA) CORPORATION

By:	/s/ Paul Wiesner
Name:	Paul Wiesner
Title:	Chief Financial Officer

CANADIAN BORROWER

STORM CAT ENERGY CORPORATION

By:	/s/ Paul Wiesner
Name:	Paul Wiesner
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO COMBINED CREDIT AGREEMENTS]

AGENTS AND COMBINED LENDERS

JPMORGAN CHASE BANK, N.A., as Global Administrative Agent and as a U.S. Lender

By:	/s/ J. Scott Fowler
J. Scott Fowler,
Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO COMBINED CREDIT AGREEMENTS]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and as a Canadian Lender

By:	/s/ Michael N. Tam
Name:	Michael N. Tam
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO COMBINED CREDIT AGREEMENTS]